Exhibit 99.1

NEWS RELEASE
Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Second Quarter Fiscal 2016 Results

●	Realized strong operating leverage in Service segment: operating income up 26.0% on 12.7% segment revenue growth
●	Service segment revenue growth offset by lower Distribution segment sales
○Distribution sales impacted by oil & gas industry
●	Expanded life science market position in Southern California with acquisition of Anmar Metrology, Inc.
●	Generated $5.3 million of cash from operations in year-to-date period

ROCHESTER, NY, October 26, 2015 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration and compliance services and distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its second quarter ended September 26, 2015. Included in the reported results are those of five acquisitions over the last twelve months.

Lee D. Rudow, President and CEO, commented, “Our Service segment performed to plan in the quarter with double-digit revenue growth and operating margin expansion, demonstrating strong operating leverage for the segment. However, we experienced a significant downturn in our Distribution segment due to the decline in the oil & gas industry combined with the strength of the U.S. dollar. We remain focused on initiatives to improve the performance of our Distribution segment and expect to continue to grow sales and gain market share in our higher-margin Service segment, both organically and through acquisitions.”

Second Quarter Fiscal 2016 Review (Results are compared with the second quarter of fiscal 2015)

Second quarter consolidated revenue was $29.5 million, down $1.6 million, or 5.3%, over the prior-year period. Service segment revenue grew $1.6 million, or 12.7%, offset by a $3.2 million, or 17.4%, decline in Distribution segment sales.

Second quarter consolidated gross profit declined 2.7% to $6.7 million. As a percentage of total revenue, gross profit was 22.9%, an improvement of 60 basis points over the prior fiscal year period.

Second quarter consolidated operating income fell $0.1 million to $1.4 million. The year-over-year decline was driven by reduced volume in the Distribution segment, which was not fully offset by the operating leverage achieved on Service segment revenue growth. Net income was $0.9 million, a 2.2% increase over the prior-year period. Diluted earnings per share were $0.12, consistent with the prior-year period.

Adjusted EBITDA was $2.4 million, consistent with the second quarter of 2015. Adjusted EBITDA as a percent of total revenue improved 40 basis points to 8.1%. See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Transcat Reports Second Quarter Fiscal 2016 Results
October 26, 2015

Service segment revenue and operating margin expanded

The Service segment represents the Company’s accredited calibration and compliance services business (48% of total revenue for the second quarter of fiscal 2016)

●	Combined organic and acquisition-related revenue growth drove the Service segment revenue increase of 12.7%, or $1.6 million, to a record second quarter of $14.2 million.
●	Service segment gross profit improved $0.2 million, or 5.8%, to $3.5 million. Gross margin for the segment was 24.4%, down from 26.0% in the prior-year period.
●	Operating income increased 26.0% to $0.8 million, and segment operating margin expanded 60 basis points to 5.9%. Operating leverage in the quarter was 10.8%. Operating leverage is defined as the year-over-year change in Service segment operating income divided by the year-over-year change in Service segment revenue.

●	Service segment contribution margin grew 9.5% to $1.8 million from $1.7 million in the prior fiscal year period. Adjusted EBITDA increased 27.6%, or $0.3 million, to $1.6 million. As a percentage of Service segment revenue, Adjusted EBITDA was 11.3%, a 130 basis point improvement over the second quarter of 2015. See Note 1 on page 4 for descriptions of these non-GAAP financial measures and pages 9 and 10 for the Adjusted EBITDA Reconciliation table and the contribution margin calculation in the Additional Information – Business Segment Data table.

Distribution segment sales declined; Gross margin improved with vendor rebates

The Distribution segment represents the Company’s distribution of professional grade handheld test, measurement and control instrumentation business (52% of total revenue for the second quarter of fiscal 2016)

●	Distribution sales declined $3.2 million, or 17.4%, to $15.3 million in the second quarter, primarily due to market weakness in the oil & gas and related industries and weaker sales to customers impacted by the strength of the U.S. dollar.

●	Distribution segment gross profit was $3.3 million, down $0.4 million, or 10.3%. Gross margin was 21.4%, a 70 basis point improvement from the prior-year period. Vendor rebates accounted for 190 basis points of segment gross margin in the quarter.

●	Reduced Distribution segment operating costs partially offset the year-over-year decline in segment gross profit, resulting in segment operating income of $0.5 million, a decrease of $0.3 million from the second quarter of fiscal 2015.

●	Contribution margin for the Distribution segment was $1.7 million, down $0.4 million from the prior-year period. Adjusted EBITDA was $0.8 million, down from $1.1 million in the second quarter of fiscal 2015. See Note 1 on page 4 for descriptions of these non-GAAP financial measures and pages 9 and 10 for the Adjusted EBITDA Reconciliation table and contribution margin calculation in the Additional Information – Business Segment Data table.

Six-Month Review

Total revenue was $59.1 million for the first six months of fiscal 2016, a 1.8% decline from $60.2 million in the prior fiscal year period. Consolidated gross profit was $13.8 million, a $0.2 million improvement from the first half of fiscal 2015. Gross margin increased 70 basis points to 23.3%, primarily due to increased Distribution segment vendor rebates.

Transcat Reports Second Quarter Fiscal 2016 Results
October 26, 2015

Service Segment:

●

Revenue for the first half of fiscal 2016 increased 12.1% to $27.7 million, driven by organic and acquisition-related growth. On a trailing twelve-month basis, Service segment revenue was $54.8 million, an increase of 10.2% when compared with the corresponding trailing twelve-month period of fiscal 2015. The Company believes that trailing twelve-month data is more indicative of the long-term progress of the Service segment.

●

Service segment gross margin was 25.2% in the first six months of fiscal 2016, consistent with the prior fiscal year period. On a trailing twelve-month basis, Service segment gross margin was 27.2%, an increase of 80 basis points when compared with the corresponding twelve-month period of fiscal 2015.

Distribution Segment:

●	Sales in the first half of fiscal 2016 declined 11.5% to $31.4 million.
●

Year-to-date Distribution segment gross margin increased 90 basis points from the prior-year period. The improvement in gross margin was aided by increased vendor rebates, which accounted for 160 basis points of segment gross margin in the first six months of fiscal 2016.

As a percentage of total revenue, consolidated operating expenses were 19.2%, up from 18.8% in the same period of fiscal 2015. Fiscal 2016 year-to-date operating income improved 5.4%, or $0.1 million, to $2.4 million. Net income was $1.5 million, or $0.21 per diluted share, in the first six months of fiscal 2016 compared with $1.3 million, or $0.18 per diluted share, in the prior fiscal year period.

Adjusted EBITDA was $4.4 million in the first six months of fiscal 2016 compared with $3.9 million for the same period in fiscal 2015, an increase of 11.6%. See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Strong Balance Sheet Supports Growth Strategy

As of September 26, 2015, the Company had $17.5 million in availability under its secured revolving credit facility.

Capital expenditures in the first six months of fiscal 2016 were $2.7 million, up from $1.8 million in the first six months of fiscal 2015, and were primarily for expanded Service segment capabilities and assets for the Company’s rental business. The Company expects total capital expenditures to be approximately $4.0 million in fiscal 2016.

Outlook

Mr. Rudow concluded, “We expect to continue to successfully execute our strategy for the Service segment and look for it to deliver double-digit top-line segment growth in fiscal 2016. Given the challenging market conditions in our Distribution segment, consolidated operating income growth for fiscal 2016 is now expected to be in the low double-digits.

“Looking beyond this fiscal year, we remain confident in the opportunities presented by our Service segment, both on the new business and acquisition front. With the recent acquisition of Anmar Metrology, we strengthened our presence in Southern California, which has a significant concentration of life sciences and aerospace companies, prime customers for our services. We are also optimistic that our new instrument rental service, enhanced web platform and the further leveraging of cross-sell opportunities between our two segments will drive improvements in the contribution from our Distribution segment, which generates strong cash flow. Long term, Transcat is in an excellent position to advance our market position as a leader in calibration and compliance services.”

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, October 27, 2015 at 11:00 a.m. ET. Management will review the financial and operating results for the quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation which will be available at www.transcat.com/investor-relations.

The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

Transcat Reports Second Quarter Fiscal 2016 Results
October 26, 2015

A telephonic replay will be available from 2:00 p.m. ET the day of the call through Tuesday, November 3, 2015. To listen to the archived call, dial (858) 384-5517 and enter conference ID number 13621118, or access the webcast replay at www.transcat.com/investor-relations. A transcript will also be posted to the website, once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, other income and expenses, and non-cash stock compensation expense), which is a non-GAAP measure. The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results. Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table on page 9.

Contribution margin, a non-GAAP financial measure, consists of gross profit less selling, marketing and warehouse expenses. We believe contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses. Contribution margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income (loss) and net income (loss). For further details on contribution margin, see the calculation of this non-GAAP financial measure and the reconciliation of contribution margin to gross profit in the Additional Information – Business Segment Data tables on page 10 and 11.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration and compliance services, including analytical instrument qualifications, equipment and process validation. The Company is focused on providing best-in-class calibration analytics to highly regulated industries, particularly life science, including pharmaceuticals, medical device manufacturing and biotechnology. Transcat performs over 250,000 specialized technical services annually through a variety of delivery options, including permanent and periodic on-site services, mobile calibration services and in-house services (often accompanied by pick-up and delivery). The in-house services are offered through 20 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry. Transcat also answers the call with cGMP and GLP compliant services.

In addition, Transcat operates as a leading distributor of professional grade handheld test, measurement and control instrumentation, marketing more than 100,000 premier and proprietary brand instruments to approximately 22,000 customers.

Transcat’s growth strategy is to leverage its service capabilities, strong brand and leading distribution platform to drive organic sales growth and to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found on its website at: Transcat.com.

Transcat Reports Second Quarter Fiscal 2016 Results
October 26, 2015

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions that often are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, potential acquisitions, market position, customer preferences and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:

John J. Zimmer, Chief Financial Officer
Phone: (585) 352-7777
Email: jzimmer@transcat.com
-OR-
Deborah K. Pawlowski, Investor Relations
Phone: (716) 843-3908
Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Second Quarter Fiscal 2016 Results
October 26, 2015

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
	September 26,	September 27,	September 26,	September 27,
	2015	2014	2015	2014
Service Revenue	$14,190	$12,595	$27,725	$24,733
Distribution Sales	15,286	18,516	31,421	35,497
Total Revenue	29,476	31,111	59,146	60,230

Cost of Service Revenue	10,729	9,323	20,733	18,524
Cost of Distribution Sales	12,010	14,862	24,614	28,111
Total Cost of Revenue	22,739	24,185	45,347	46,635

Gross Profit	6,737	6,926	13,799	13,595

Selling, Marketing and Warehouse
Expenses	3,229	3,169	6,769	6,904
Administrative Expenses	2,138	2,241	4,633	4,416
Total Operating Expenses	5,367	5,410	11,402	11,320

Operating Income	1,370	1,516	2,397	2,275

Interest and Other Expense, net	36	138	131	183

Income Before Income Taxes	1,334	1,378	2,266	2,092
Provision for Income Taxes	456	519	787	788

Net Income	$878	$859	$1,479	$1,304

Basic Earnings Per Share	$0.13	$0.13	$0.22	$0.19
Average Shares Outstanding	6,886	6,802	6,868	6,772

Diluted Earnings Per Share	$0.12	$0.12	$0.21	$0.18
Average Shares Outstanding	7,119	7,056	7,135	7,050

Transcat Reports Second Quarter Fiscal 2016 Results
October 26, 2015

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)
	September 26,	March 28,
	2015	2015
ASSETS
Current Assets:
Cash	$163	$65
Accounts Receivable, less allowance for doubtful accounts of $103 and $111 as of September 26, 2015 and March 28, 2015,
respectively	15,004	16,899
Other Receivables	1,355	1,171
Inventory, net	6,269	6,750
Prepaid Expenses and Other Current Assets	1,461	1,209
Deferred Tax Assets	986	1,048
Total Current Assets	25,238	27,142
Property and Equipment, net	11,419	9,397
Goodwill	22,652	20,923
Intangible Assets, net	4,172	3,554
Other Assets	959	1,133
Total Assets	$64,440	$62,149

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$8,438	$7,695
Accrued Compensation and Other Liabilities	4,318	4,195
Income Taxes Payable	-	43
Total Current Liabilities	12,756	11,933
Long-Term Debt	11,984	12,168
Deferred Tax Liabilities	1,782	1,684
Other Liabilities	1,922	2,046
Total Liabilities	28,444	27,831

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
6,895,703 and 6,835,828 shares issued and outstanding
as of September 26, 2015 and March 28, 2015, respectively	3,448	3,418
Capital in Excess of Par Value	12,764	12,289
Accumulated Other Comprehensive Loss	(387)	(143)
Retained Earnings	20,171	18,754
Total Shareholders' Equity	35,996	34,318
Total Liabilities and Shareholders' Equity	$64,440	$62,149

Transcat Reports Second Quarter Fiscal 2016 Results
October 26, 2015

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	Six Months Ended
	September 26,	September 27,
	2015	2014
Cash Flows from Operating Activities:
Net Income	$1,479	$1,304
Adjustments to Reconcile Net Income to Net Cash
Provided by (Used in) Operating Activities:
Loss on Disposal of Property and Equipment	34	4
Deferred Income Taxes	(33)	409
Depreciation and Amortization	1,742	1,371
Provision for Accounts Receivable and Inventory
Reserves	83	48
Stock-Based Compensation Expense	280	389
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	1,839	241
Inventory	459	(1,345)
Prepaid Expenses and Other Assets	(146)	(871)
Accounts Payable	(309)	1,026
Accrued Compensation and Other Liabilities	(580)	(2,081)
Income Taxes Payable	466	(906)
Net Cash Provided by (Used in) Operating Activities	5,314	(411)

Cash Flows from Investing Activities:
Purchases of Property and Equipment, net	(2,723)	(1,832)
Business Acquisitions, net of cash acquired	(2,918)	(6,681)
Net Cash Used in Investing Activities	(5,641)	(8,513)

Cash Flows from Financing Activities:
(Repayment of) Proceeds from Revolving Credit Facility, net	(184)	8,734
Issuance of Common Stock	234	327
Repurchase of Common Stock	(71)	(71)
Net Cash (Used in) Provided by Financing Activities	(21)	8,990

Effect of Exchange Rate Changes on Cash	446	174

Net Increase in Cash	98	240
Cash at Beginning of Period	65	23
Cash at End of Period	$163	$263

Transcat Reports Second Quarter Fiscal 2016 Results
October 26, 2015

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	FY2016
	Q1	Q2	Q3	Q4	YTD
Net Income	$601	$878			$1,479
+ Interest Expense	51	48			99
+ Other Expense / (Income)	44	(12)			32
+ Tax Provision	331	456			787
Operating Income	$1,027	$1,370	$-	$-	$2,397
+ Depreciation & Amortization	840	902			1,742
+ Other (Expense) / Income	(44)	12			(32)
+ Noncash Stock Compensation	171	109			280
Adjusted EBITDA	$1,994	$2,393	$-	$-	$4,387
Segment Breakdown
Service Operating Income	$646	$839			$1,485
+ Depreciation & Amortization	680	717			1,397
+ Other (Expense) / Income	(39)	1			(38)
+ Noncash Stock Compensation	85	51			136
Service Adjusted EBITDA	$1,372	$1,608	$-	$-	$2,980
Distribution Operating Income	$381	$531			$912
+ Depreciation & Amortization	160	185			345
+ Other (Expense) / Income	(5)	11			6
+ Noncash Stock Compensation	86	58			144
Distribution Adjusted EBITDA	$622	$785	$-	$-	$1,407
	FY2015
	Q1	Q2	Q3	Q4	YTD
Net Income	$445	$859	$813	$1,909	$4,026
+ Interest Expense	31	47	77	79	234
+ Other Expense / (Income)	14	91	6	-	111
+ Tax Provision	269	519	481	1,128	2,397
Operating Income	$759	$1,516	$1,377	$3,116	$6,768
+ Depreciation & Amortization	624	747	897	822	3,090
+ Other (Expense) / Income	(14)	(91)	(6)	1	(111)
+ Noncash Stock Compensation	155	234	85	33	507
Adjusted EBITDA	$1,524	$2,406	$2,353	$3,971	$10,254
Segment Breakdown
Service Operating Income	$267	$665	$562	$2,199	$3,693
+ Depreciation & Amortization	488	577	676	621	2,362
+ Other (Expense) / Income	(15)	(85)	(33)	(5)	(138)
+ Noncash Stock Compensation	72	103	39	10	224
Service Adjusted EBITDA	$812	$1,260	$1,244	$2,825	$6,141
Distribution Operating Income	$492	$851	$815	$917	$3,075
+ Depreciation & Amortization	136	170	221	201	728
+ Other (Expense) / Income	1	(6)	27	5	27
+ Noncash Stock Compensation	83	131	46	23	283
Distribution Adjusted EBITDA	$712	$1,146	$1,109	$1,146	$4,113

Transcat Reports Second Quarter Fiscal 2016 Results
October 26, 2015

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2016 Q2	FY 2015 Q2	$'s	%
Service Revenue	$14,190	$12,595	$1,595	12.7%
Cost of Revenue	$10,729	$9,323	$1,406	15.1%
Gross Profit	$3,461	$3,272	$189	5.8%
Gross Margin	24.4%	26.0%

Selling, Marketing & Warehouse
Expenses	$1,641	$1,610	$31	1.9%
Contribution Margin	$1,820	$1,662	$158	9.5%
% of Revenue	12.8%	13.2%

Administrative Expense	$982	$997	$(15)	(1.5%)
Operating Income	$838	$665	$173	26.0%
% of Revenue	5.9%	5.3%

			Change
DISTRIBUTION	FY 2016 Q2	FY 2015 Q2	$'s	%
Distribution Sales	$15,286	$18,516	$(3,230)	(17.4%)
Cost of Sales	$12,010	$14,862	$(2,852)	(19.2%)
Gross Profit	$3,276	$3,654	$(378)	(10.3%)
Gross Margin	21.4%	19.7%

Selling, Marketing & Warehouse
Expenses	$1,588	$1,559	$29	1.9%
Contribution Margin	$1,688	$2,095	$(407)	(19.4%)
% of Sales	11.0%	11.3%

Administrative Expense	$1,156	$1,244	$(88)	(7.1%)
Operating Income	$532	$851	$(319)	(37.5%)
% of Sales	3.5%	4.6%

			Change
TOTAL	FY 2016 Q2	FY 2015 Q2	$'s	%
Total Revenue	$29,476	$31,111	$(1,635)	(5.3%)
Total Cost of Revenue	$22,739	$24,185	$(1,446)	(6.0%)
Gross Profit	$6,737	$6,926	$(189)	(2.7%)
Gross Margin	22.9%	22.3%

Selling, Marketing & Warehouse
Expenses	$3,229	$3,169	$60	1.9%
Contribution Margin	$3,508	$3,757	$(249)	(6.6%)
% of Revenue	11.9%	12.1%

Administrative Expense	$2,138	$2,241	$(103)	(4.6%)
Operating Income	$1,370	$1,516	$(146)	(9.6%)
% of Revenue	4.6%	4.9%

Transcat Reports Second Quarter Fiscal 2016 Results
October 26, 2015

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

	FY 2016	FY 2015	Change
SERVICE	YTD	YTD	$'s	%
Service Revenue	$27,725	$24,733	$2,992	12.1%
Cost of Revenue	$20,733	$18,524	$2,209	11.9%
Gross Profit	$6,992	$6,209	$783	12.6%
Gross Margin	25.2%	25.1%

Selling, Marketing & Warehouse
Expenses	$3,304	$3,296	$8	0.2%
Contribution Margin	$3,688	$2,913	$775	26.6%
% of Revenue	13.3%	11.8%

Administrative Expense	$2,204	$1,981	$223	11.3%
Operating Income	$1,484	$932	$552	59.2%
% of Revenue	5.4%	3.8%

	FY 2016	FY 2015	Change
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$31,421	$35,497	$(4,076)	(11.5%)
Cost of Sales	$24,614	$28,111	$(3,497)	(12.4%)
Gross Profit	$6,807	$7,386	$(579)	(7.8%)
Gross Margin	21.7%	20.8%

Selling, Marketing & Warehouse
Expenses	$3,465	$3,608	$(143)	(4.0%)
Contribution Margin	$3,342	$3,778	$(436)	(11.5%)
% of Sales	10.6%	10.6%

Administrative Expense	$2,429	$2,435	$(6)	(0.2%)
Operating Income	$913	$1,343	$(430)	(32.0%)
% of Sales	2.9%	3.8%

	FY 2016	FY 2015	Change
TOTAL	YTD	YTD	$'s	%
Total Revenue	$59,146	$60,230	$(1,084)	(1.8%)
Total Cost of Revenue	$45,347	$46,635	$(1,288)	(2.8%)
Gross Profit	$13,799	$13,595	$204	1.5%
Gross Margin	23.3%	22.6%

Selling, Marketing & Warehouse
Expenses	$6,769	$6,904	$(135)	(2.0%)
Contribution Margin	$7,030	$6,691	$339	5.1%
% of Revenue	11.9%	11.1%

Administrative Expense	$4,633	$4,416	$217	4.9%
Operating Income	$2,397	$2,275	$122	5.4%
% of Revenue	4.1%	3.8%